Exhibit 99.1

Arbutus Licenses LNP Delivery Technology to Alexion for Use in Single Messenger RNA Product Candidate

Agreement Calls for Upfront and Potential Milestone Payments of Over $80 Million Plus Royalties

VANCOUVER, British Columbia and DOYLESTOWN, Pa., March 16, 2017 (GLOBE NEWSWIRE) -- Arbutus Biopharma Corporation (Nasdaq:ABUS), an industry-leading therapeutic solutions company focused on developing a cure for chronic hepatitis B virus (HBV) infection, today announced it has licensed to Alexion Pharmaceuticals, Inc. (Nasdaq:ALXN) its proprietary lipid nanoparticle (LNP) technology for exclusive use in one of Alexion’s rare disease programs. This transaction enables Alexion to address delivery for therapeutic application of messenger RNA (mRNA) and rapidly enter clinical development with its mRNA product candidate.

Under the terms of the license agreement, Alexion will pay Arbutus $7.5 million upfront, and payments of up to $75 million for achievement of development, regulatory, and commercial milestones, as well as single digit royalties. In addition, Arbutus will conduct technology development and provide manufacturing and regulatory support for the rapid advancement of Alexion’s mRNA product candidate.

"This agreement validates our leadership position in LNP technology and underscores the value of this platform in enabling RNA therapeutics. We are excited to be working with Alexion to advance a treatment for rare disease," said Dr. Mark J. Murray, Arbutus’ President and CEO. "Our core focus as a company remains the cure of HBV.  This transaction with Alexion illustrates the value of our LNP platform, which has broad potential to deliver mRNA and gene editing therapeutics. We are receiving significant interest from companies that require access to our LNP platform to enable their own development programs. Our LNP expertise and intellectual property will contribute both near and long term value to Arbutus.”

About Arbutus Biopharma

Arbutus Biopharma Corporation is a biopharmaceutical company dedicated to discovering, developing and commercializing a cure for patients suffering from chronic HBV infection. Arbutus is headquartered in Vancouver, BC, and has facilities in Doylestown, PA. For more information, visit www.arbutusbio.com.

Forward-Looking Statements and Information

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and forward looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). Forward-looking statements in this press release include statements about developing a cure for chronic hepatitis B virus (HBV) infection; enabling Alexion to address novel delivery challenges for their program; the terms of the licensing agreement between Arbutus and Alexion, including expected payments and royalties; and completing additional transactions to grant access to Arbutus’ LNP expertise and intellectual property.

With respect to the forward-looking statements contained in this press release, Arbutus has made numerous assumptions regarding, among other things: the continued demand for Arbutus’ assets; the ability for Alexion to meet milestones; and the stability of economic and market conditions. While Arbutus considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors which could cause Arbutus' actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors include, among others: Arbutus and Alexion may decide to amend the terms of their agreement; Alexion may not meet its development, regulatory, or commercial milestones; economic and market conditions may worsen; and market shifts may require a change in strategic focus.

A more complete discussion of the risks and uncertainties facing Arbutus appears in Arbutus' Annual Report on Form 10-K and Arbutus' continuous disclosure filings, which are available at www.sedar.com and at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and Arbutus disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Contact Information
Investors
Adam Cutler
Senior Vice President, Corporate Affairs
Phone: 604.419.3200
Email: acutler@arbutusbio.com

Media
David Schull
Russo Partners
Phone: 858.717.2310
Email: david.schull@russopartnersllc.com